Exhibit 23.1




CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-65974, 333-41454, 33-50922, 33-61532, 33-66482, 33-80726, 333-105910,
333-105886 and 333-33485 of Saucony, Inc. on Form S-8, of our report dated March 16, 2005, relating to the consolidated financial statements and supplemental schedules listed in Item 15a (2) of Saucony, Inc. appearing in this Annual Report on Form 10-K of Saucony, Inc. for the year ended December 31, 2004.


/s/ Deloitte & Touche

Boston, Massachusetts
March 16, 2005